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                                                       EXHIBIT 24

STATE OF ALABAMA    )
COUNTY OF JEFFERSON )

                        POWER OF ATTORNEY
                   (1997 Stock Incentive Plan)


        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Officers and/or Directors of Energen Corporation, whose signatures appear below hereby constitutes and appoints Wm. Michael Warren, Jr. and Geoffrey C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Energen Corporation on Form S-8 relating to the offering of up to 650,000 shares (on a pre-March 2, 1998 Stock Split Basis) of the common stock, $0.01 par value of Energen Corporation pursuant to the Energen Corporation Employee Savings Plan, including all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Dated as of the     28    day of    January     , 1998.


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
   /s/  STEPHEN D. BAN            /s/  WALLACE L. LUTHY
STEPHEN D. BAN - Director    WALLACE L. LUTHY
                                                    Director
   /s/  JULIAN W. BANTON      /s/  REX J. LYSINGER
JULIAN W. BANTON               REX J. LYSINGER - Director
- Director

   /s/  R. D. CASH                       /s/  JUDY M. MERRITT
R. D. CASH - Director               JUDY M. MERRITT - Director

  /s/  J. MASON DAVIS, JR.     /s/  DRAYTON NABERS, JR.
J. MASON DAVIS, JR.             DRAYTON NABERS, JR.
Director                                      Director

/s/ WM. MICHAEL                   /s/  G. C. KETCHAM
      WARREN, JR.                     G. C. KETCHAM - Executive
WM. MICHAEL                        Vi ce President,Chief Financial
   WARREN,JR.-Director          Officer and Treasurer
and Chairman, President
 and CEO


 /s/  GRACE B. CARR
GRACE B. CARR - Controller


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